                               SECOND AMENDMENT TO
            STOCK PURCHASE AND STOCK AND WARRANT REDEMPTION AGREEMENT


     This Second Amendment (this "Amendment") to that certain Stock Purchase and Stock and Warrant Redemption Agreement dated as of February 20, 1996 by and among Jacor Communications, Inc., a Delaware corporation ("Buyer"), Prudential Venture Partners II, L.P., a limited partnership, Northeast Ventures, II, a limited partnership, John T. Lynch ("Lynch"), Frank A. De Francesco ("De Francesco"), Thomas R. Jimenez ("Jimenez"), William R. Arbenz ("Arbenz," and together with Lynch, De Francesco and Jimenez, the "Class B Shareholders"), CIHC, Incorporated, a Delaware Corp. ("CIHC"), Bankers Life Holding Corporation, a Delaware Corp. ("BLH") and Noble Broadcast Group, Inc., a Delaware corporation (the "Company"), and amended by the First Amendment to Stock Purchase and Stock and Warrant Redemption Agreement dated as of June 8, 1996 (collectively, the "Stock Purchase Agreement") is entered into as of December 20, 1996 by and among Buyer, the Company and the Class B Shareholders. Unless specifically designated otherwise, the capitalized terms used herein shall have the same meanings ascribed to them in the Stock Purchase Agreement.


                                    AGREEMENT

     NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto hereby agree to amend the Stock Purchase Agreement as set forth below:

     1. SEVERANCE BENEFITS. Notwithstanding any provision to the contrary in the Stock Purchase Agreement, including without limitation Section 8.11, the Class B Shareholders will not be liable in any way for the cost of any severance payments made by the Company, a Subsidiary or Buyer to the persons listed on Exhibit "A" attached hereto.

     2.   SURVIVAL OF REPRESENTATIONS, ETC.

          Section 8.13 of the Stock Purchase Agreement is hereby deleted in its entirety and replaced with the following:

          "8.13     SURVIVAL OF REPRESENTATIONS, ETC.  It is the
          express intention and agreement of the parties to this Amendment that: (A) all covenants and agreements (together ("Agreements") and all representations and warranties (together "Warranties") made by Buyer, Sellers and the Company in this Amendment or in any Ancillary Document shall survive (regardless of any knowledge, investigation, audit or inspection at any time made by or on behalf of Buyer, any Seller or the Company) as follows:

               8.13.1    The Agreements shall survive the
               Redemption Closing and Stock Closing without limitation.

               8.13.2    The Warranties contained in Article III
               and Article V (the "Perpetual Warranties") shall survive the Redemption Closing and Stock Closing without limitation.

               8.13.3    As they relate specifically to the
               operations of the TBA Stations, all Warranties other than the Perpetual Warranties shall only survive for a period of twelve (12) months from the Redemption Closing Date.

               8.13.4    Intentionally omitted.

               8.13.5 Other than as limited by Section 8.13.3, all Warranties other than the Perpetual Warranties shall survive for a period of twelve (12) months from the Redemption Closing Date.

               8.13.6 The right of either party to recover Damages (as defined in the Indemnification and Escrow Agreement) as to any specific matter for which indemnification is sought shall not be affected by the expiration of any Warranties as set forth herein, provided that a Claim Notice (as defined in the Indemnification and Escrow Agreement) with respect to such matter has been given by the indemnified party to the indemnifying party prior to such expiration and prior to the expiration of the indemnifying parties' obligations under the Indemnification and Escrow Agreement and subject to the terms of the Indemnification and Escrow Agreement.

               8.13.7 Notwithstanding any provision hereof to the contrary, there shall be no contractual time limit in which Buyer, the Company or Sellers may bring any action for actual fraud (a "Fraud Action"), regardless of whether such actual fraud also included a breach of any Agreement or Warranty; provided, however, that any Fraud Action must be brought within the period of the applicable statute of limitations plus any extensions or waivers granted or imposed with respect thereto.

               8.13.8    Subject to and effective upon the
               Redemption Closing, each Seller hereby releases the Company and the Subsidiaries, and each of their respective directors, officers, employees, agents and representatives, from and against any and all claims that they may have against such entities or persons resulting from any fact, circumstance or condition which gives rise to a claim for indemnification by Buyer pursuant to this Agreement, the Indemnification and Escrow Agreement or any Ancillary Document."

     3. CONFIRMATION OF STOCK PURCHASE AGREEMENT; CONFLICT OF TERMS; FURTHER ASSURANCES. Except as modified by this Amendment, the terms and provisions of the Stock Purchase Agreement are hereby reaffirmed. If and to the extent that any term or provision of this Amendment conflicts with any term or provision of the Stock Purchase Agreement, then any such term or provision of the Stock Purchase Agreement will be deemed to have been supplemented and amended by the terms and provisions of this Amendment. Such supplementation and amendment will be automatic and without the need for further action or documentation by any of the parties. Each party to this Amendment agrees that, if at any time and from time to time after the date of this Amendment, any party hereto reasonably determines that any further conveyance, assignment or other document or any further action is necessary or desirable to carry out the purposes of and to make effective the transactions contemplated in this Amendment, the parties agree to execute and deliver all such instruments and to take all such actions as may be reasonably necessary or advisable for such purpose.

     4. RESERVATION OF RIGHTS. The parties to this Amendment acknowledge and agree that except as expressly set forth in this Amendment, that each of the parties hereby reserves all such party's rights under and in connection with the Stock Purchase Agreement, and that nothing in this Amendment shall constitute a waiver of any of such party's rights under and in connection with the Stock Purchase Agreement.

     5. COUNTERPARTS. This Amendment may be executed in as many counterparts as may be required, and each such counterpart hereof shall be deemed to be an original instrument, but all such counterparts together shall constitute but a single agreement.

     IN WITNESS WHEREOF, the parties have executed this Amendment as of the day and year first above written.

"BUYER"                                      "THE CLASS B SHAREHOLDERS"

JACOR COMMUNICATIONS, INC,
a Delaware corporation


By:/s/ Robert L. Lawrence                    /s/ John T. Lynch
------------------------------               ------------------------------
   Robert L. Lawrence                        JOHN T. LYNCH
   President & Chief Operating Officer


"THE COMPANY"
                                             /s/ Frank A. De Francesco
                                             ------------------------------
NOBLE BROADCAST GROUP, INC.,                 FRANK A. DE FRANCESCO
a Delaware corporation

By:/s/ Robert L. Lawrence                    /s/ Thomas R. Jimenez
   ------------------------------            ------------------------------
   Robert L. Lawrence                        THOMAS R. JIMENEZ
   Executive Vice President

                                             /s/ William R. Arbenz
                                             ------------------------------
                                             WILLIAM R. ARBENZ


             [COUNTERPART SIGNATURE PAGE TO FIRST AMENDMENT TO STOCK
              PURCHASE AND STOCK AND WARRANT REDEMPTION AGREEMENT]

                                   EXHIBIT "A"


                      Excluded Employee Severance Payments
                      ------------------------------------

                                 Denise R Falls
                              Christine S. Holcombe
                                  Janet Nauman
                                Teresa L. Treiber